SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 12, 2002

                              DELCATH SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                    001-16133               06-1245881
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
           incorporation)                                    Identification No.)



                 1100 Summer Street, Stamford, Connecticut 06905
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (203) 323-8668


                                       N/A
          (Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant

     (a) On April 12, 2002, KPMG LLP ("KPMG") resigned as the independent auditors for Delcath Systems, Inc. (the "Company").

     The reports of KPMG on the balance sheets of the Company as of December 31, 2001 and 2000 and the related statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 2001 and for the period from August 5, 1988 (inception) to December 31, 2001 and for the period from August 5, 1988 (inception) to December 31, 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles.

     In connection with the audits of the periods described above, and the subsequent interim period through April 12, 2002, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement(s) in connection with its reports.

     The Company has requested KPMG to furnish a letter addressed to the Securities and Exchange Commission (the "Commission") stating whether it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K. The Company has requested that KPMG provide the letter as promptly as possible so that the Company can file it with the Commission.

     (b) The Company has not yet retained a new independent auditor.

Item 7. Financial Statements and Exhibits

     (a) Not applicable.

     (b) Not applicable.

     (c) Exhibits.

     Exhibit No.                            Description
     -----------                            -----------

          16                    Letter of KPMG LLP (to be filed by amendment)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                DELCATH SYSTEMS, INC.


                                By:       /s/ M. S. KOLY
                                    -------------------------------
                                    M. S. Koly
                                    President and Chief Executive  Officer

Date: April 19, 2002




                                       3